                                                                     EXHIBIT 4.6

                        INVESTOR STOCKHOLDERS AGREEMENT

          INVESTOR STOCKHOLDERS AGREEMENT, dated as of April 30, 1996 (the "Investor Stockholders Agreement"), among IXL Holdings, Inc., a Delaware corporation (the "Company"), Kelso Investment Associates V, L.P. ("KIA V"), Kelso Equity Partners V, L.P. ("KEP V" and, together with KIA V, "Kelso") and each of the stockholders listed in the Schedule of Individual Stockholders attached hereto as Exhibit A (the "Individual Investors"). For the purposes of this Agreement, "Class A Preferred Stock" shall mean the Class A Convertible Preferred Stock of the Company, par value $.01 per share.

          The Company, Kelso and the Individual Investors agree as follows:

          1.  Transfer of Class A Preferred Stock. (a) Prior to the closing of
              -----------------------------------
an IPO (as such term is defined in the Stockholders Agreement referred to in
Section 3 (c)), no Individual Investor may, directly or indirectly, sell, assign, mortgage, transfer, pledge, hypothecate or otherwise dispose of or transfer (collectively, "Transfer") any shares of Class A Preferred Stock (including, without limitation, to any Affiliate of such Individual Investor (as defined below)), except for (a) Transfers which, prior thereto, Kelso shall have
                             -
consented to in writing, or (b) Transfers pursuant to the following paragraph
                             -
(b). For the purposes of this Agreement, "Affiliate" shall mean, with respect to any individual, corporation, partnership, limited liability company, trust or other entity or organization (each, a "Person"), any other Person directly or indirectly controlling, controlled by, or under common control with such Person. In no event shall an Individual Investor be deemed to be an Affiliate of Kelso.

          (b) In the event that any of KIA V, KEP V or any of their respective Affiliates intends to sell shares of Class A Preferred Stock to a third party or parties unaffiliated with Kelso, each Individual Investor, upon the request of Kelso, will be obligated to participate in such sale (in the proportion to the number of shares of Class A Preferred Stock then owned by the Individual Investor and all other persons or entities so intending, or obligated, to so sell shares of Class A Preferred Stock) for a purchase price per share of Class A Preferred Stock and on other terms and conditions not less favorable to the Individual Investor than those applicable to Kelso or such Affiliate.
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          2.   Stock Certificate Legends. A copy of this Agreement shall be
               -------------------------
filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing any shares of Class A Preferred Stock owned by the Individual Investor shall bear the following legends:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE INVESTOR STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 30, 1996."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE INVESTOR STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 30, 1996, AMONG IXL HOLDINGS, INC. (THE "COMPANY") AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

          3.   Agreement to be Bound. (a) Each Individual Investor shall hold,
               ---------------------
sell, exchange, liquidate, amend, convert and exercise all other rights, privileges and opportunities under or with respect to the Class A Preferred Stock and any equity securities of the Company into which the Class A Preferred Stock is convertible in the manner, at the time and to the extent determined by KIA V.

          (b) Any Transfer of shares of Class A Preferred Stock or any equity securities of the Company into which the Class A Preferred Stock is convertible by the Individual Investor otherwise permitted under this Agreement shall be permitted and shall be effective only if the transferee of such shares shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to Kelso. Upon the execution of such instrument by such transferee, such transferee shall be deemed to be the Individual Investor for all purposes of this Agreement.

          4.   Termination. Any party to this Agreement which ceases to own any
               -----------
shares of Class A Preferred Stock or any equity securities of the Company into which the Class A Preferred Stock is convertible shall cease to be a party to this Agreement and, thereafter, shall have no rights or obligations hereunder, provided that no sale of shares of Class A Preferred Stock or any equity securities of the Company into which the Class A Preferred Stock is convertible by any Individual Investor in breach of this Agreement shall relieve such Individual Investor of liability for any such breach.

          5.   Further Assurances. Each party hereto or person or entity subject
               ------------------
hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto, or person or entity subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          6.   Governing Law. This Agreement and the rights and obligations of
               -------------
the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

          7.   Invalidity of Provision. The invalidity or unenforceability of
               -----------------------
any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

          8.   Notices. All notices or other communications required or
               -------
contemplated by this Agreement shall be in writing and shall be given by delivery in person or by first class mail, if to Kelso, addressed or delivered to it at its principal place of business, and if to any Individual Investor, addressed or delivered to such Individual Investor at the address appearing on the records of Kelso for such Individual Investor.

          9.   Headings; Execution and Counterparts. The headings and captions
               ------------------------------------
contained herein are for convenience

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

and shall not control or affect the meaning of our construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

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

               IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.

                              IXL HOLDINGS, INC.

                              By: /s/ U. Bertram Ellis, Jr.
                                  --------------------------------
                                  Name:
                                  Title:

                              KELSO INVESTMENT ASSOCIATES V, L.P.

                              By: Kelso Partners V, L.P.
                                  General Partner

                              By: /s/ Frank T. Nickell
                                 ---------------------------------
                                 General Partner


                              KELSO EQUITY PARTNERS V, L.P.

                              By: /s/ Frank T. Nickell
                                 ---------------------------------
                                  General Partner


                              /s/ John F. McGillicuddy
                              ------------------------------------
                              JOHN F. MCGILLICUDDY

                              LOUIS AND PATRICIA KELSO TRUST

                              By: /s/ Patricia H. Kelso
                                 ---------------------------------
                                 Patricia H. Kelso
                                 Trustee

                              /s/ William A. Marquard
                              ------------------------------------
                              WILLIAM A. MARQUARD

                                                                       EXHIBIT A

                             Individual Investors
                             --------------------


John F. McGillicuddy
Louis and Patricia Kelso Trust
William A. Marquard

           AGREEMENT TO BE BOUND TO INVESTOR STOCKHOLDERS AGREEMENT



Agreements to be Bound to Investor Stockholders Agreement of each Investor




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